Exhibit 10.2
PPM AMERICA, INC.
PERFORMANCE INCENTIVE AWARD PLAN

Approved effective as of April 13, 2018

CONTENTS
CLAUSEPAGE

PPM AMERICA, INC. PERFORMANCE INCENTIVE AWARD PLAN
1.DEFINITIONS
1.1In the Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings:
Affiliates means any person with whom the Company would be considered a single employer under Code Sections 414(b) or (c); provided that, for purposes of the definition of
Separation from Service only, in applying Code Sections 1563(a)(1), (2), and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” shall be used instead of “at least 80 percent” each place that it appears in Code Sections 1563(a)(1), (2), and (3), and in applying Treasury Regulation
Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), “at least
50 percent” shall be used instead of “at least 80 percent” each place that it appears in
Treasury Regulation Section 1.414(c)-2.
Approval Date means April 13, 2018.
Award means a performance incentive award granted under the Plan that represents the right to be paid the value of the performance incentive award at the time required by and subject to the other Rules of the Plan.
Award Letter means, in respect of an Award, the document setting out the rights and obligations attaching to the Award subject to the Rules.
Cause means Separation from Service in circumstances which entitle a Participant’s employer to dismiss him summarily under the terms of his employment contract or under the law of the jurisdiction applicable to the Participant’s employment at the time of such termination.
Change in Control means a change in the ownership or effective control of the relevant company, or in the ownership of a substantial portion of the assets of the relevant company, each within the meaning of Code Section 409A(a)(2)(A)(v).  For purposes of this definition of
Change in Control, each of the following companies is a relevant company with respect to a
Participant:
(a)the company for which the Participant performs services at the time of the Change in
Control event;
(b)the company that is liable to the Participant for Plan payments (or all companies that are so liable if more than one company is liable), but only to the extent that either the relevant Award is attributable to the performance of services by the Participant for such company (or companies) or there is a bona fide business purpose for such company (or companies) to be liable with respect to the relevant Award and, in either case, no significant purpose of making such company (or companies) liable with respect to the relevant Award is the avoidance of federal income tax;

(c)any company that is a majority shareholder of any company described in (a) or (b)
above; or
(d)any company in a chain of companies in which each company is a majority shareholder of another company in the chain, ending in a company identified in (a)
or (b) above.
Each reference to “company” in this definition of Change in Control shall be construed to include a corporation or other form of organization to the extent permitted or required by
Code Section 409A, and is not limited to the Company (PPM America, Inc.).  This definition of Change in Control is intended to satisfy the rules of Code Section 409A(a)(2)(A)(v) and specifically Treasury Regulation Section 1.409A-3(i)(5), and will be interpreted and administered consistently with such rules.
Code means the Internal Revenue Code of 1986 and related regulations and other guidance thereunder, as amended.
the Committee means Prudential plc’s PPM America Remuneration Committee, any other committee appointed by the board of directors of Prudential plc, and such committees’
respective delegatees.
the Company means PPM America, Inc.
Date of Grant means, in respect of an Award, the date of the Award Letter for that Award.
Disability means that the Participant is unable to engage in any substantial gainful activity by reason of the Participant’s medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  The Committee shall be responsible for determining whether a Participant is Disabled, and the Committee’s determination shall be binding and conclusive on all parties.  A Participant shall be deemed to be Disabled as of the date on which the Committee conclusively determines that the Participant is Disabled. This definition of Disability is intended to satisfy the rules of Code Section 409A(a)(2)(C) and specifically Treasury
Regulation Section 1.409A-3(i)(4), and will be interpreted and administered consistently with such rules.
Eligible Employee means any person who is an employee of the Company.
Grant Period means the period of 42 days commencing on any of the following:
(a) the day immediately following the Approval Date;
(b) the day after the date on which the Company’s ultimate parent company makes an announcement of its results for the last preceding Financial Year, half year, quarter, or other period;

(c) any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Awards, and, for the avoidance of doubt, the hire of a new
Eligible Employee may be treated as such an exceptional circumstance; or
(d)the day following the lifting of any applicable restrictions imposed by statute, order, or regulation.
ERISA means the Employee Retirement Income Security Act of 1974 and related regulations and other guidance, as amended.
Financial Year means the fiscal year of the Company from time to time.
the Group means the Company and its Affiliates, and member of the Group shall be construed accordingly.
Key Employee means a Participant who meets the requirements of Code Sections
416(i)(1)(A)(i), (ii), or (iii), but disregarding Code Section 416(i)(5), subject to the rules of this definition.  The Committee shall consider all employees of each entity that is aggregated with the Company or the participating employer, as applicable, under any of Code Sections
414(b), (c), or (m) (including nonresident aliens who have no earned income from U.S.
sources) when determining whether an individual is a Key Employee.  The determination of whether an individual is a Key Employee shall be based on the consecutive 12-month period
(the “measuring period”) ending on December 31st of each year.  Any person who is a Key
Employee at any time during a measuring period shall be considered a Key Employee throughout the consecutive 12-month period that begins on the April 1st following the last day of the year in which the individual was determined to be a Key Employee.  This definition of Key Employee is intended to satisfy the rules of Treasury Regulation Sections 1.409A-1(i)
and 1.409A-3(i)(2), and will be interpreted and administered consistently with such rules.
NAV means the net asset value of the Share as most recently calculated by the relevant
PPM Fund as of the relevant date.
Participant means any individual who holds a subsisting Award.
Performance Conditions mean, in respect of an Award, the conditions specified by the
Committee at the Date of Grant in relation to the Award, as amended from time to time in accordance with the Rules.
Performance Period means, in respect of an Award, unless foreshortened in accordance with the Rules, a period of three years commencing on the Start Date during which any
Performance Conditions are to be satisfied, or such longer period as the Committee may specify for specific Participants.
the Plan means this PPM America, Inc. Performance Incentive Award Plan, as may be
amended from time to time in accordance with the Rules.
PPM Fund means an investment company registered with the United States Securities and
Exchange Commission under the Investment Company Act of 1940, as amended, that the
Committee selects from time to time for purposes of the hypothetical investment of Awards.

As of the Approval Date, the PPM Funds are the PPM Core Plus Fixed Income Fund, PPM
Credit Fund, PPM Floating Rate Income Fund, PPM High Yield Core Fund, PPM Long Short
Credit Fund, PPM Strategic Income Fund, PPM Large Cap Value Fund, PPM Mid Cap Value
Fund, and PPM Small Cap Value Fund.
Rules means the rules of the Plan as may be amended from time to time, including, with respect to an Award, the terms of the applicable Award Letter to the extent such terms are consistent with the rules of the Plan.
Separation from Service means the date on which a Participant has terminated employment with the Group for any reason other than death, subject to the following rules:
(a)General Rule.  Whether a Participant has terminated employment with the Group for purposes of the Plan is based on whether the facts and circumstances indicate that the Committee reasonably anticipates that either: (1) the Participant will perform no further services for the Group after the specified employment termination date; or (2)
the level of bona fide services that the Participant would perform for the Group after the specified employment termination date (whether as an employee or as an independent contractor) will permanently decrease to not more than 20% of the average level of bona fide services performed (whether as an employee or independent contractor) over the 36-consecutive-month period that immediately precedes the specified employment termination date or, if the Participant has been providing services to the Group for less than 36 months, then over the full period during which the Participant provided services to the Group (whether as an employee or independent contractor).
(b)Transfer to Related Entities.  A Participant who transfers employment from a member of the Group to another member of the Group, without first having terminated employment within the meaning of subsection (a) above, shall not be treated as experiencing a Separation from Service for purposes of the Plan.
(c)Same Desk Rule.  If, as part of a sale or other disposition of assets by the Company
(Seller) to an unrelated service recipient (Buyer), a Participant would otherwise experience a Separation from Service with the Group, the Seller and Buyer may retain the discretion to specify, and may specify, whether the Participant providing services to the Seller immediately before the asset purchase transaction and providing services to the Buyer after and in connection with the asset purchase transaction has experienced a Separation from Service for purposes of the Plan;
provided that the asset purchase transaction results from bona fide and arm’s length negotiations, all service providers providing services to the Group immediately before the asset purchase transaction and providing services to the Buyer after and in connection with the asset purchase transaction are treated consistently
(regardless of position in the Group) for purposes of applying the provisions of any nonqualified deferred compensation plan, and such treatment is specified in writing no later than the closing date of the asset purchase transaction.  For purposes of this subsection (c), references to a sale or other disposition of assets, or an asset purchase transaction, refer only to a transfer of substantial assets, such as a plant or division or substantially all of the assets of a trade or business.  For purposes of this definition, whether a service recipient is related to another service recipient is determined under the rules of Treasury Regulation Section 1.409A-1(f)(2)(ii).
(d)Code Section 409A.  A Participant will not experience a Separation from Service unless the Separation from Service satisfies the rules of Code Section
409A(a)(2)(A)(i) and Treasury Regulation Section 1.409A-1(h).  This definition of
Separation from Service is intended to satisfy such rules, and will be interpreted and administered consistently with such rules.
Share means a share of the relevant class of shares of the relevant PPM Fund.
Start Date means, in respect of an Award, the Date of Grant or such other date as may be specified by the Committee on the Date of Grant.
Vesting means in relation to an Award, a Participant becoming entitled to payment of the value of the Award, in accordance with the Rules and to the extent determined by the
Committee in accordance with the Rules, and Vest shall be construed accordingly.
Vesting Date means, in respect of an Award, the date on which the Award will normally
Vest, being the third anniversary of the Date of Grant or such later anniversary as may be specified in the Award Letter, or such other date as determined in accordance with the Rules.
1.2Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine. Headings shall be ignored in construing the Plan.
1.3References to any act of law shall include any modification, amendment or re-enactment thereof.
2.GRANT OF AWARDS
2.1Eligible Employee
An Eligible Employee may be recommended from time to time for the grant of an Award, and the Committee will determine whether or not an Eligible Employee should be granted an
Award and, if so, on what basis.  The grant of an Award to an Eligible Employee on a particular basis does not create the right or expectation of the grant of an Award on the same basis, or at all, in the future.
2.2How Awards are granted
The Committee may, in its absolute discretion, determine that an Award be granted.  An
Award may be granted by the Committee only in accordance with the Rules.  A single deed of grant may be approved in favor of any number of Participants.  The Committee may revoke a deed of grant as to an Award at any time before the Award’s Date of Grant.  There will be no payment for the grant of an Award.  An Award may not be granted as compensation for services provided before the Date of Grant.
The grant of an Award will be effective and irrevocable only upon the date of the Award
Letter, which is the Date of Grant for that Award.  Before the Date of Grant, the Participant has no legally binding right with respect to the Award, regardless of whether the Committee has previously approved a deed of grant.
The Award Letter, together with and subject to the Rules of the Plan, constitutes a binding agreement between the Company and the Participant, which the Participant accepts as a condition precedent to accepting and receiving any benefits with respect to the Award.
2.3When Awards can be granted
Awards may only be granted during a Grant Period.
2.4Approvals, consents, and conditions
The grant of an Award will be subject to obtaining any necessary approval or consent required under any applicable regulations or legislation.  The grant of an Award and payment in respect of a Vested Award shall also be conditional on any other terms specified in the
Award Letter, which are incorporated into the Rules.  The Rules of the Plan control any conflict with the terms of the Award Letter.
2.5Notification of the grant of an Award
The Committee shall procure the issue to a Participant of an Award Letter in respect of each
Award. The Award Letter shall include at least the following information:
(a) notice of the Award;
(b)the dates on which any applicable Performance Period shall start and end and the
Date of Grant;
(c) the details of any Performance Conditions imposed in accordance with Rule 3.1 and the extent to which the Performance Conditions will affect the value of the Award on
Vesting;
(d)whether the Award is subject to any other condition; and
(e)whether the Award is not subject to clawback provisions in accordance with Rule 5.4.
An Award Letter shall not include any provision that would violate Code Section 409A or other provisions of applicable law or regulation, and any such provision shall to such extent be in conflict with the Rules of the Plan and of no effect.
2.6Awards personal to Participants
An Award may not, nor may any rights in respect of it, be transferred, assigned, charged, or otherwise disposed of to any person, except that, on the death of a Participant, an Award may benefit the Participant’s beneficiary as provided in the Rules.  Any transfer, assignment, charge, or other disposition so prohibited under this Rule 2.6 shall cause the Award to lapse.

2.7Beneficial rights
A Participant’s interest in an Award is notional only.  A Participant shall have no rights with respect to an Award except the right to require that the Company pay the cash value of the
Award when and to the extent required by the Rules.  In particular, a Participant shall not have any ownership of the Shares of PPM Funds in which his Award is hypothetically invested under Rule 4 of the Plan and, accordingly, shall not have any right to any actual dividends or voting rights attaching to the Shares.  Any amounts which the Company may actually invest in connection with the Plan shall continue for all purposes to be part of the general assets of the Company, and no person other than the Company shall, by virtue of the Rules, have any interest in such investments.  To the extent that a Participant acquires a right to receive a payment from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.  The Company is not required to make any contributions to or create any fund, or to otherwise segregate assets, with respect to an Award.  No Affiliate of the Company shall have any obligation under the
Plan, regardless of whether or not the Affiliate has an employment or other relationship with the Participant.
3.PERFORMANCE AND OTHER CONDITIONS
3.1Each Award may be subject to one or more Performance Conditions which will affect the value of the Award to which the Participant is entitled following the Vesting of the Award, subject to any other adjustments that may be made in accordance with the Rules. The
Committee may impose different Performance Conditions on Awards granted to different
Participants in the same Financial Year and on Awards granted in different Financial Years.
3.2The Performance Conditions may be amended after the Date of Grant at the discretion of the
Committee if:
(a)those circumstances which prevailed at the Date of Grant and which were relevant to the Performance Conditions when they were initially imposed have subsequently changed;
(b)the Committee is satisfied that any such amended Performance Conditions would be a fairer measure of performance and the Committee reasonably considers that such amended Performance Conditions are consistent with and no more or less demanding to satisfy than the initial Performance Conditions; and
(c)the Committee determines that such exercise of discretion does not violate Code
Section 409A.

4.AWARD VALUATION
4.1Initial Award Value
The initial value of each Award will be expressed in the Award Letter as a U.S. dollar amount.
4.2Hypothetical Investment of Awards
The initial value of each Award will be hypothetically invested in Shares of PPM Funds from the Date of Grant through the Vesting Date, in accordance with this Rule 4.  The value of each Award will be adjusted to reflect the investment gains (composed of net appreciation in
NAV and dividends with a record date that is on or after the Date of Grant and on or before the Vesting Date) and investment losses (composed of net depreciation in NAV) that the
Participant would have experienced had the Participant actually been invested to the same extent in the relevant PPM Funds at the relevant times.  Share dividends with a record date that is on or after the Award’s Date of Grant and on or before the Award’s Vesting Date will be hypothetically reinvested in the same Shares, effective as of the dividend payment date.
Dividends with a record date that is before the Award’s Date of Grant or after the Award’s
Vesting Date will be disregarded and will not affect the value of the Award.
4.3Selection of Hypothetical Investments
The Committee will select the PPM Funds and Shares in which Awards will be hypothetically invested.  The Committee will also select the relative percentages in which the value of
Awards will be hypothetically invested among the selected PPM Funds and Shares.  The
Committee may prospectively change the selected PPM Funds, selected Shares, and selected allocation percentages that are applicable to new Awards and subsisting Awards;
provided that the change must apply to all new and subsisting Awards in the same manner.
The Company will have no liability to Participants as a result of any losses resulting from any negative investment performance of PPM Funds, the selection of the PPM Funds and
Shares in which Awards are hypothetically invested, the selection of the relative percentages in which the value of Awards are hypothetically invested among the selected PPM Funds and Shares, or any changes to the foregoing.
4.4Valuation of Hypothetical Awards
Each Award will be hypothetically invested as of the Date of Grant based on a Share's NAV as calculated by the PPM Fund on the Date of Grant or, if not calculated on the Date of
Grant, as most recently calculated by the PPM Fund before the Date of Grant.  Each Award will thereafter be valued based on the aggregate NAV of the Shares in which the Award is then hypothetically invested.  The final value of each Award will be calculated as of the
Vesting Date based on the aggregate NAV of the Shares in which the Award is then hypothetically invested, as calculated by the respective PPM Funds on the Vesting Date or, if not calculated on the Vesting Date, as most recently calculated by the respective PPM
Funds before the Vesting Date.

4.5Valuation Determinations
The Committee will have the sole discretion to determine the value of Awards and hypothetical investment gains and losses under this Rule 4.  The Committee’s determination regarding the value of Awards and hypothetical investment gains and losses is binding and conclusive on all interested parties.
5.ADJUSTMENT AND CLAWBACK OF AWARDS
5.1Review of Awards
(a)Prior to an Award Vesting, the Committee may, in its absolute discretion, determine that the value of an Award should be adjusted if it decides that:
(i)a business decision taken during the Performance Period in respect of that
Award by the business unit in which the Participant works at the time of the decision has resulted in a material breach of any law, regulation, code of practice, or other instrument which applies to companies or individuals within the business unit;
(ii)there is a materially adverse restatement of the financial statements for any year during the Performance Period in respect of that Award:
(1)of the business unit in which the Participant worked at any time in that year; or
(2)of any member of the Group which is attributable to incorrect information about the affairs of that business unit; or
(iii)any matter arises which the Committee believes affects or may affect the reputation of the Company or any other member of the Group.
(b)If subsection (a) above applies, the Committee will make the same decision in respect of all Participants who work for the same business unit at the time of the decision.
5.2Postponement of Vesting Date
Where the Committee considers that there are circumstances that require further investigation or review which may, following such investigation or review, lead to a determination that an Award should be adjusted under Rule 5.1, the Committee may postpone the Vesting Date applicable to the whole or a part of that Award (at its discretion) to such later date as the Committee determines.  If the Committee postpones the Vesting Date of an Award, then the Committee will notify the affected Participant(s) of that postponement and of the estimated date by which such further investigation or review will be concluded.
Following completion of such further investigation or review, the Committee will, subject to any adjustment to be made under Rule 5.3, determine the revised Vesting Date for that
Award.

If the Committee determines that an Award’s Vesting Date must be postponed under this
Rule 5.2 until after November 30th of the calendar year that includes the Award’s initial
Vesting Date, the Award will instead lapse.
5.3Adjustment of Awards
Following any review under Rule 5.1, the Committee may determine that any Award which has not yet Vested be adjusted by reducing the value of the Award as the Committee believes to be appropriate (including to zero).  The value of the Award which may be adjusted may include value derived from hypothetical investment gains, including hypothetically-reinvested dividends.  Any Participant affected by an adjustment will be notified of this in writing as soon as practicable.
5.4Clawback
Unless the Committee determines otherwise at the time an Award is made, the Committee may exercise its powers under this Rule 5.4 in respect of an Award made to any Participant.
This Rule 5.4 applies in circumstances where, at any time before the fifth anniversary of the start of the Performance Period applicable to the Award, the Committee determines in its absolute discretion that either: (i) there is a materially adverse restatement of the financial statements in respect of any Financial Year which (in whole or part) comprised part of the
Performance Period, or (ii) it becomes apparent that a material breach of a law or regulation took place during the Performance Period which resulted in significant harm to the Group or its reputation.
If this Rule 5.4 applies, then the Committee may, to the extent that it considers appropriate and taking into account the extent of each Participant’s responsibility for the relevant restatement or breach, determine, in its absolute discretion in respect of any Awards which have Vested, that the relevant Participant must repay to the Company by way of clawback an amount in cash up to the value of the Award that he received after deductions were made for tax and employee social security contributions.
Following any such determination, the Participant shall make payment of the relevant amount within 28 days of the Participant being given notice of such determination.  If a
Participant should fail to make payment within that period then, without prejudice to any other remedies which the Company may have, the Committee may make a reduction of an amount equivalent to: (i) any future bonus payment which would otherwise have been payable to the Participant, or (ii) any salary payments or other remuneration which are due or would otherwise have been payable, in each case, to the extent permitted under applicable law; provided that such reductions may not be applied to the extent prohibited by
Code Section 409A with respect to any bonus, salary, or other remuneration that is subject to the requirements of Code Section 409A.
6.VESTING OF AWARDS
Except as otherwise provided in the Rules, an Award shall not Vest prior to the Vesting Date specified at the Date of Grant and shall Vest only:

(a)if the Participant remains an employee of a member of the Group until the Vesting
Date;
(b)to the extent that the Committee is satisfied that any Performance Conditions imposed under Rule 3 have been satisfied; and
(c)if the Committee is satisfied that the investment performance of the PPM Funds during the Performance Period is such as to justify the Vesting of the Award, to the extent that the Committee determines that it is necessary to take the investment performance of the PPM Funds into account.
7.SEPARATION FROM SERVICE
7.1Separation from Service before the Vesting Date: general provision
Except as otherwise provided below in this Rule 7, if a Participant experiences a Separation from Service before the Vesting Date, the Award shall lapse on the date of the Participant’s
Separation from Service.
7.2Separation from Service before the Vesting Date of an Award: good leavers
If a Participant experiences a Separation from Service before the Vesting Date by reason of:
(a)Disability; or
(b)retirement with the approval of the Committee;
each of the Participant's subsisting Awards with a Date of Grant that is at least one year before the date of the Participant’s Separation from Service shall not lapse but shall continue to be subject to the Rules and will only Vest on its Vesting Date to the extent determined in accordance with Rules 6(b) and (c), unless the Committee nonetheless determines that the
Award shall lapse.
7.3Separation from Service before the Vesting Date of an Award: reason other than one in Rule
7.2
If a Participant experiences a Separation from Service before the Vesting Date for any other reason (other than the Participant’s Disability, retirement, death, or Cause), the Committee may determine in its discretion that the Award shall not lapse on the Separation from Service but shall continue to be subject to the Rules and will only Vest on its Vesting Date to the extent determined in accordance with Rules 6(b) and (c).
7.4Death before the Vesting Date of an Award
If a Participant dies before the Vesting Date, each of the Participant's subsisting Awards with an initial Date of Grant that is at least one year before the date of the Participant’s death shall Vest on the date of the Participant’s death, to the extent determined in accordance with
Rules 6(b) and (c).

A Participant may designate one or more beneficiaries to receive any payments that are made under the Plan after his death. A Participant may designate as his beneficiary any person or entity, including a trust.  A Participant may designate multiple, successive, or contingent beneficiaries and may change his designation at any time without any beneficiary’s consent.  A Participant must designate beneficiaries and change beneficiary designations in the manner that the Committee requires from time to time.  No beneficiary designation or change of beneficiary designation will become effective until the Committee confirms the designation to the Participant.  If a Participant dies without having a valid beneficiary designation in effect, then the Participant’s estate will be the beneficiary.  A beneficiary shall, after the death of the Participant who designated the beneficiary, be treated as a Participant under this paragraph with respect to payments as to which the beneficiary was designated, until such payments are paid.
7.5Separation from Service before or after the Vesting Date: Cause
If a Participant experiences a Separation from Service due to Cause, his Awards shall lapse on the date of the Participant’s Separation from Service.
8.VESTING OF AN AWARD: GENERALLY
8.1Timing and payment of Awards
Except as otherwise provided in the Rules, and subject to compliance by the Participant with the Rules of the Plan, the Company shall pay the value of the Vested portion of an Award to the Participant (or in the event of the Participant’s death, the Participant’s beneficiary) within
30 days after the Vesting of the Award, subject to any necessary deductions required by law or these Rules. In no event will a Participant have the right to designate the calendar year during which the Participant’s Award is paid.  The Committee will determine the value of the
Vested portion of an Award by multiplying the value of the Award, determined in accordance with Rule 4, by the Vested percentage of the Award.
8.2Tax
The Company or its agents may withhold any federal, state, or local taxes or other amounts required to be withheld by the Company in connection with the Plan from, in the Committee’s sole discretion:
(a)any payment under the Plan; and
(b)any other amount owed by the Company to the Participant.
The Company is not liable to a Participant for a failure to withhold or to timely withhold amounts, even if required by applicable law or regulation.
8.3Special rule for Key Employees
The payment of an Award under the Plan to a Key Employee shall be postponed to the extent required by this Rule 8.3.  Notwithstanding anything to the contrary in the Rules, payments of an Award under the Plan to a Key Employee may not commence on account of

Separation from Service before the date that is six months after the date of the Separation from Service (or, if earlier, the individual’s date of death).  Payments to which a Key
Employee would have been entitled during the first six months following the date of
Separation from Service but for this Rule 8.3 shall be accumulated and paid as of the first day of the seventh month following the date of Separation from Service.  The six month postponement that is imposed by this Rule 8.3 shall not apply to:
(a)A payment due pursuant to a domestic relations order;
(b)A payment that is necessary to comply with a certificate of divestiture as defined in
Code Section 1043(b)(2); or
(c)A payment that is made other than on account of Separation from Service.
9.LAPSE OF AWARDS
For the avoidance of doubt, an Award shall lapse automatically on the earliest of:
(a)the date on which the Participant experiences a Separation from Service for Cause;
(b)the date on which the Participant experiences a Separation from Service for any reason where the Committee has not exercised its discretion under Rule 7 to allow the Award to continue subject to the Rules;
(c)the date on which the Award lapses under Rule 5.2 or on which the Committee has made any adjustment to an Award under Rule 5.3, to the extent of such adjustment;
and
(d)the date on which the Committee determines, in accordance with the Rules, that the
Performance Conditions for a Performance Period have not been satisfied or the underlying investment performance of the PPM Funds does not justify Vesting, to the extent of that determination.
10.CORPORATE TRANSACTIONS
Subject to Rule 11, each of a Participant's subsisting Awards with an initial Date of Grant that is at least one year before the date of a Change in Control with respect to the Participant shall Vest on the date of the Change in Control.  The Participant’s subsisting Awards with a
Date of Grant that is less than one year before the date of the Change in Control shall lapse on the date of the Change in Control.
11.DETERMINATION OF VESTING LEVEL
Where an Award Vests before the expiration of the relevant Performance Period under Rule
10, the number of Shares in respect of which the Award shall Vest shall be such number as is determined by the Committee in its discretion having regard to, as of the date of the
Change of Control, the extent to which the Committee determines that any Performance
Conditions have been satisfied or, as the Committee considers appropriate, the investment performance of the PPM Funds has been satisfactory.

12.ADMINISTRATION AND AMENDMENT
12.1Administration
The Plan shall be administered by the Committee.  Benefits under the Plan shall be paid only if the Committee decides in its sole discretion that the applicant is entitled to them.  The
Committee shall have the full and exclusive power, discretion, and authority to interpret the
Plan, maintain Plan records, determine Participant rights and benefits, construe ambiguities, and correct omissions.  The Committee may, from time to time, establish rules and procedures for the administration of the Plan that are not inconsistent with the provisions of the Plan, the Code, or other applicable law or regulation.  Any interpretation or determination by the Committee as to any disputed questions arising under the Plan or questions of construction or interpretation shall be binding and conclusive on all parties.  The Committee may employ or consult with advisors, accountants, legal counsel (who may also be legal counsel to the Company or its Affiliates), recordkeepers, third-party administrators, and others as it deems necessary to assist it in the performance of its duties under the Plan.  The
Committee may engage one or more agents who may be authorized through an express, written delegation to act on the Committee’s behalf with respect to the administration of the
Plan.  The Committee may also otherwise delegate its power, discretion, and authority through an express, written delegation.
12.2Participants' approval
No amendment will be made under Rule 12.3 which would abrogate or materially and adversely affect the subsisting rights of a Participant, unless it is made with the written consent of Participants who hold Awards under the Plan with an aggregate value of 75 percent of the total aggregate value of all of the Awards then granted and subsisting under the Plan.  This Rule 12.2 shall not affect the Committee’s power, discretion, and authority to terminate and liquidate the Plan in accordance with Rule 12.3.
12.3Amendment and termination
Subject to Rule 12.2, the Committee may amend the Plan in any respect at any time and for any reason, or terminate the Plan, in whole or in part, at any time and for any reason.  Any such amendment or termination shall occur in accordance with the requirements of Code
Section 409A, to the extent applicable.  Participants will be given written notice of any amendment to or termination of the Plan.  Notice of any amendment or termination is not necessary for the amendment or termination to be effective.  By accepting an Award, each
Participant acknowledges and agrees, on behalf of himself and his beneficiaries, that he will not rely on the oral or written statements of any person with respect to any rights under the
Plan.  Participants and their beneficiaries will rely only on the express, written terms of the
Plan.
In the event of Plan termination, all Awards shall continue to be subject to the Rules and will only Vest on their respective Vesting Dates to the extent determined in accordance with the
Rules.  Notwithstanding the foregoing, all Awards shall Vest and be paid to Participants or, after a Participant’s death to his beneficiaries, on account of Plan termination if (and only if)
both the Committee so determines and the circumstances described in one or more of (a),
(b), and (c) below are true.

(a)General Rule.  The Committee terminates the Plan and causes the Company to Vest and pay all subsisting Awards in liquidation of the Plan, and all of the following are true:
(i)The termination and liquidation does not occur proximate to a downturn in the financial health of the Group;
(ii)The Group terminates and liquidates all similar arrangements that would be aggregated with the Plan under Treasury Regulation Section 1.409A-1(c)(2)
if the same service provider had deferrals of compensation under the Plan and all such similar arrangements, effective as of the effective date of the termination of the Plan;
(iii)No payments in liquidation of the Plan are made within 12 months after the date as of which the Committee takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would be payable under the Rules if the action to terminate and liquidate the Plan had not occurred;
(iv)All payments that result from the actions described in this Rule 12.3(a) are made within 24 months after the date on which the Committee takes all necessary action to irrevocably terminate and liquidate the Plan; and
(v)At any time within three years following the date on which the Committee takes all necessary action to irrevocably terminate and liquidate the Plan, no member of the Group adopts a new plan that would be aggregated with the
Plan, or with any similar arrangement that is terminated and liquidated pursuant to Rule 12.3(a)(ii), under Treasury Regulation Section
1.409A-1(c)(2) if the same service provider had deferrals of compensation under the Plan, all such similar arrangements, and the new plan.
(b)Change in Control Rule.  The Committee terminates and liquidates the Plan pursuant to irrevocable action taken by the Committee within the 30 days preceding or the 12 months following a Change in Control; provided that this Rule 12.3(b) will only apply to a payment under the Plan if all similar arrangements sponsored by the
Group immediately after the time of the Change in Control with respect to which deferrals of compensation are treated as having been deferred under a single plan under Treasury Regulation Section 1.409A-1(c)(2) are terminated and liquidated with respect to each Participant that experienced the Change in Control, so that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation deferred under all such similar arrangements within 12 months after the date on which the Committee irrevocably takes all necessary action to terminate and liquidate the Plan and all such similar arrangements.  Solely for purposes of this Rule 12.3(b), where the Change in
Control results from an asset-purchase transaction, the entity that has the discretion to liquidate and terminate the Plan and all such similar arrangements is the entity that is primarily liable immediately after the transaction for the payment of the deferred compensation.

(c)Dissolution or Bankruptcy.  The Committee terminates and liquidates the Plan: (i)
within 12 months after a corporate dissolution that is taxed under Code Section 331, or (ii) with the approval of a U.S. bankruptcy court, provided that in either case the amounts then-deferred under the Plan are included in each of the respective
Participants’ gross income in the latest of the following years (or, if earlier, in the taxable year in which the amount is actually or constructively received):  (1) the calendar year in which the Plan termination and liquidation occurs, (2) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture (within the meaning of Treasury Regulation Section 1.409A-1(d)), or (3) the
first calendar year in which the payment is administratively practicable.
13.GENERAL
13.1Rights of Participants and Eligible Employees
Nothing in the Plan will give any officer or employee of the Group any right to participate in the Plan.  Participation in one grant does not imply a right to participate or be considered for participation in a later grant.  The rights and obligations of any individual under the terms of his office or employment with any member of the Group will not be affected by his participation in the Plan nor any right which he may have to participate under it.
13.2No rights to compensation or damages
A Participant waives all and any rights to compensation or damages for the termination of his office or employment with any member of the Group for any reason whatsoever (including unlawful termination of employment) insofar as those rights arise or may arise from his ceasing to have rights under the Plan as a result of that termination or from the loss or diminution in value of such rights or entitlements.  Nothing in the Plan or in any document executed under it will give any person any right to continue in employment or will affect the right of any member of the Group to terminate the employment of any Participant or Eligible
Employee or any other person without liability at any time, with or without Cause, or will impose on the Company, any Affiliate, the Committee, or their respective agents and employees any liability in connection with the loss of a Participant's benefits or rights under the Plan or as a result of the exercise of discretion under the Plan for any reason as a result of the termination of his employment.
Neither the Company nor any other member of the Group makes representations or warranties regarding the taxation of Awards or any other benefits under the Plan, including their tax-deferred nature or compliance with Code Section 409A or any other applicable law or regulation.  Neither the Company nor any other member of the Group is liable to a Participant or any other person for any taxes, penalties, interest, or other losses incurred as a result of any failure to comply with any applicable tax or other law or regulation, including Code Section 409A, regardless of whether the failure was inadvertent or intentional.
13.3Assignment of Rules
The benefit of Rules 13.1 and 13.2 and the other Rules of the Plan are given for the
Company, for itself and as agent of its Affiliates.  The Company will hold the benefit of these

Rules as agent for itself and each of its Affiliates and may assign or delegate the Plan and the benefits or obligations of this Rule 13.3 or any other Rule to any Affiliate or third party.
13.4Notices
Any notice or other document required to be given under or in connection with the Plan may be given to a Participant electronically, delivered to a Participant, or sent by mail to him at his home address according to the records of his employing company or such other address as may appear to the Committee to be appropriate.  Any notice or other document required to be given to the Company or Committee under or in connection with the Plan may be given to the Company or Committee electronically, delivered or sent by mail to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants).  Notices sent by mail shall be deemed to have been given on the day following the date of mailing.
13.5Severability
The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan.
13.6Data protection
All Eligible Employees agree, as a condition of their participation in the Plan, that any personal data in relation to them may be held by the Company or any Affiliate and passed on to a third party broker, registrar, administrator, or future purchaser of the Company or Affiliate for all purposes relating to the operation or administration of the Plan.
13.7Governing Law
The Plan is governed in all respects by the laws of the state of Michigan, except to the extent pre-empted by federal law, including, to the extent applicable, Code Section 409A and
ERISA.
The Plan is a bonus program and is not intended to provide retirement income or to defer income to cessation of employment or beyond; any such deferral is coincidental.  Therefore, the Plan and Awards are intended to be exempt from ERISA under Department of Labor
Regulation Section 2510.3-2(c).  Without prejudice to the prior sentence, the Plan is further intended to satisfy the requirements that apply for a “top hat plan” to be exempt from Parts 2,
3, and 4 of Title I of ERISA because it is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.
The Plan and Awards are intended to be exempt from Code Section 409A pursuant to the
“short term deferral” exemption under Treasury Regulation Section 1.409A-1(b)(4).  To the extent that an Award, nonetheless, is or becomes subject to the requirements of Code
Section 409A, the Rules are intended to ensure that the Award complies with those requirements.

The Rules of the Plan and each Award Letter shall be interpreted and administered consistently with this Rule 13.7.  As a condition to a Participant’s right to be paid any amount with respect to an Award, the Participant agrees that the Plan and Awards are exempt from
ERISA and, specifically, that the Participant is a member of the relevant select group of management or highly compensated employees, within the meaning of ERISA.
13.8Claims Procedure.
Claims with respect to Awards or other benefits under the Plan shall be submitted to the
Committee.  The Committee shall make each claim determination with respect to a benefit in a uniform and non-discriminatory manner within 90 days (in the case of a claim for Disability benefits, within 45 days) after the Committee receives the claim for benefits.  The Committee shall during that period grant the claim, deny the claim, or notify the claimant that special circumstances require an extension of time for the processing of the claim and the extended date by which a decision will be rendered.  Any such extension shall not exceed 180 days from the initial notice; provided that, in the case of a claim for Disability benefits, any such extension shall not exceed 75 days from the initial notice and must be necessary due to matters beyond the Committee’s control.  The Committee may further extend the time for the processing of a claim for Disability benefits for up to an additional 30 days, provided that (a)
due to matters beyond the Committee’s control a decision cannot be rendered during such
75-day period, and (b) the Committee notifies the claimant, prior to the expiration of such 75-
day period, that special circumstances require such an extension of time for the processing of the claim and of the extended date by which a decision will be rendered.  A notice of the extension of time for the processing of a claim for Disability benefits shall specifically explain the standard on which entitlement to the benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues.  The claimant shall be afforded at least 45 days within which to provide the specified information.
During the applicable claims review period (including permitted extensions), the Committee shall give the claimant notice of any whole or partial denial of the claimant’s claim for benefits, as well as of any other adverse benefit determination.  The notice shall set forth the specific reasons for the adverse benefit determination, shall reference to the specific Plan provisions on which the determination is based, shall describe any additional material or information necessary for the claimant to perfect his claim and why such material or information is necessary, shall advise the claimant that he may submit an appeal of the determination to the Committee within 180 days after receipt of such notice, and shall include a statement of any right that the claimant has to bring a civil action under Section
502 of ERISA, following an adverse benefit determination on review.  In addition, a notice of an adverse determination with respect to a claim for Disability benefits shall be provided in a culturally and linguistically appropriate manner and shall set forth: (a) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (i) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, and (iii) a Disability determination regarding the claimant presented by the claimant to the plan made by the Social Security Administration; (b) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of change upon request; (c) either the specific internal rules, guidelines, protocols, standards, or other similar criteria of the plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards, or other similar criteria of the plan do not exist; and
(d) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits.
The claimant may submit an appeal of a benefit claim determination to the Committee within
180 days after the claimant’s receipt of the notice of the determination.  Failure of the individual to file an appeal with the Committee within the allowable 180-day period will constitute an irrevocable consent by the individual to the Committee’s decision, and the
Committee’s notice described above shall so state.
The appeal shall provide a full and fair review of the claimant’s claim for benefits and the adverse benefit determination that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
The claimant may submit written comments, documents, records, and other information relating to the claim for benefits in connection with the appeal.  The claimant will also be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, both in connection with the appeal and any adverse benefit determination.  The appeal shall be reviewed by an individual who was neither a party who made the initial adverse benefit determination nor a subordinate of such a party. The review will not afford deference to the initial adverse benefit determination and shall take into account all comments, documents, records, and other information submitted by the claimant, without regard to whether such information was previously submitted or relied upon in the initial determination.  The determination on appeal shall identify the medical or vocational experts whose advice was obtained on behalf of the plan in connection with any adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.
Before issuing an adverse benefit determination on appeal relating to a Disability benefit claim, the Committee shall provide the claimant, free of charge, with any new or additional evidence considered, relied upon, or generated on behalf of or at the direction of the individual making the benefit determination in connection with the claim.  Such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on appeal is required to be provided to give the claimant a reasonable opportunity to respond prior to that date.  In addition, before issuing an adverse benefit determination on appeal relating to a Disability benefit claim based on a new or additional rationale, the Committee shall provide the claimant, free of charge, with the new or additional rationale as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date.
Within 60 days (in the case of a claim for Disability benefits, within 45 days) after receipt of the request for review, the Committee shall notify the claimant either as to the decision on the appeal or that special circumstances require an extension of time for processing the claim.  If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day (in the case of a claim for Disability benefits, 45-day) period.  In no event shall such extension exceed a period of 60 days (in the case of a claim for Disability benefits, 45 days) from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the plan expects to render the determination on review.
Notwithstanding the prior paragraph, if the Committee holds regularly scheduled meetings at least quarterly, then with respect to benefit claims other than claims for Disability benefits: (a)
the notice required by the prior paragraph shall instead be provided no later than the date of the meeting of the Committee that immediately follows the receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting; (b) if the request for review is filed within 30 days preceding the date of such meeting, such notice may be provided by no later than the date of the second meeting following the receipt of the request for review; and (c) if special circumstances require a further extension of time for processing such a claim, the notice shall be provided not later than the third meeting following receipt of the request for review.  If such an extension of time for review is required because of special circumstances, the Committee shall provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension.
During the applicable review period on appeal (including permitted extensions), the
Committee shall give the claimant notice of the benefit determination on review.  The notice shall set forth the specific reasons for the determination, shall reference to the specific Plan provisions on which the determination is based, shall state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and shall include a statement of any right that the claimant has to bring a civil action under
Section 502 of ERISA.  In addition, a notice of an adverse determination with respect to a claim for Disability benefits shall be provided in a culturally and linguistically appropriate manner and shall set forth: (a) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (i) the views presented by the claimant of health care professionals treating the claimant and vocational professionals who evaluated the claimant, (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, and (iii) a
Disability determination regarding the claimant presented by the claimant made by the Social
Security Administration; (b) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of change upon request; and (c) either the specific internal rules, guidelines, protocols, standards, or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards, or other similar criteria of the Plan do not exist.
A notice of benefit determination, whether initial or on review, shall in any event be provided as soon as possible, but not later than the date required by this claims procedure.

13.9Adoption.  The Company adopts the Plan effective as of the Approval Date, as evidenced by the approval of the Committee (PPM America Remuneration Committee).
12626:01413:3560073-9